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                                                                   EXHIBIT 23.14

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 (File No. 333-25683) of our report dated August 18, 1995 on our audit of the Statements of Operations and Accumulated Deficit and Cash Flows of Danbury Broadcasting, Inc. We also consent to the references to our firm under the captions "Experts".

                                        Paneth, Haber & Zimmerman LLP

New York, NY

August 4, 1997